IDEX MUTUAL FUNDS
RESULTS OF SHAREHOLDER PROXY (unaudited)

Section 270.30d-1 under the Investment Company Act of
1940, as amended, titled, "Reports to Stockholders of Management Companies," requires regulated investment companies to report on all subject matters put to the vote of shareholders and provide final results.
Accordingly, IDEX Mutual Funds solicited a vote by the shareholders for:

At a special meeting of shareholders held on February
12, 2003, the results of the Proposal, were as follows:


IDEX Gabelli Global Growth

Proposal 1:	Approval of an Agreement and Plan of
Reorganization.

For		Against	Abstentions/Broker Non-Votes
92.45%	2.80%		4.75%


IDEX MUTUAL FUNDS
RESULTS OF SHAREHOLDER PROXY (unaudited)

Section 270.30d-1 under the Investment Company Act of
1940, as amended, titled, "Reports to Stockholders of Management Companies," requires regulated investment companies to report on all subject matters put to the vote of shareholders and provide final results.
Accordingly, IDEX Mutual Funds solicited a vote by the shareholders for:

At a special meeting of shareholders held on February
12, 2003, the results of the Proposals, were as follows:


IDEX Munder Net50

Proposal 1:	Approval of an Agreement and Plan of
Reorganization.

For		Against	Abstentions/Broker Non-Votes
87.77%	10.13%	2.10%

IDEX PBHG Technology & Communications

Proposal 1:	Approval of an Agreement and Plan of
Reorganization.

For		Against	Abstentions/Broker Non-Votes
83.63%	8.37%		8.00%

IDEX MUTUAL FUNDS
RESULTS OF SHAREHOLDER PROXY (unaudited)

Section 270.30d-1 under the Investment Company Act of
1940, as amended, titled, "Reports to Stockholders of Management Companies," requires regulated investment companies to report on all subject matters put to the vote of shareholders and provide final results.
Accordingly, IDEX Mutual Funds solicited a vote by the shareholders for:

At a special meeting of shareholders held on February
12, 2003, the results of the Proposals, was as follows:


IDEX Janus Capital Appreciation

Proposal 1:	Approval of an Agreement and Plan
of Reorganization.

For		Against	Abstentions/Broker Non-Votes
86.47%	3.98%		9.55%